UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 8/10/2006

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-16496

Delaware	13-1889304
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of Principal Executive Offices, Including Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 10, 2006, the Compensation Committee of the Board of Directors of Constar International Inc. (the “Company”) granted awards of restricted stock units to Bernard L. Guerin, the Company’s Vice President of Finance, and Henry J. Conicelli, the Company’s Vice President and Corporate Controller. Each restricted stock unit represents the value of one share of Company common stock. The restricted stock unit award agreement for Mr. Guerin provides for an award of 25,000 restricted stock units, and the restricted stock unit award agreement for Mr. Conicelli provides for an award of 10,000 restricted stock units. Subject to Mr. Guerin’s and Mr. Conicelli’s continued service with the Company, the restricted stock units will vest and become payable on, in the case of Mr. Guerin, March 6, 2009 and in the case of Mr. Conicelli, May 30, 2009 (each, the “vesting date”). Upon vesting, payment of the restricted stock units may be made in cash or in shares of common stock or a combination of the two, as determined by the Compensation Committee; however, payment may only be made in shares if at that time, such form of payment is permitted under the terms of a shareholder-approved equity plan.

Both award agreements provide that, if before the vesting date, the employee dies, is disabled or retires at or after age 65, or a change in control of the Company occurs, the restricted stock units will vest in full. If the employee is terminated by the Company other than for cause before the vesting date, the restricted stock units will vest in the same proportion as the number of days that have elapsed since, in the case of Mr. Guerin, March 6, 2006, and in the case of Mr. Conicelli, May 30, 2006, and any remaining restricted stock units will be forfeited. If the employee is terminated for any reason other than those described in this paragraph before the applicable vesting date (e.g., a termination by the Company for cause or a voluntary resignation), the entire restricted stock unit award will be forfeited.

This brief description is qualified by reference to the provisions of the restricted stock unit agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Restricted Stock Unit Agreement, dated as of August 10, 2006, by and between the Registrant and Bernard L. Guerin

10.2	Restricted Stock Unit Agreement, dated as of August 10, 2006, by and between the Registrant and Henry J. Conicelli

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: August 16, 2006	By:	/s/ Walter S. Sobon
Walter S. Sobon Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Restricted Stock Unit Agreement, dated as of August 10, 2006, by and between the Registrant and Bernard L. Guerin

10.2	Restricted Stock Unit Agreement, dated as of August 10, 2006, by and between the Registrant and Henry J. Conicelli